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               Form of Agreement for Grants of Performance Units

                        PERFORMANCE UNIT AWARD AGREEMENT


                  THIS PERFORMANCE UNIT AWARD AGREEMENT (the "Agreement") is made and entered into between SPRINGS INDUSTRIES, INC., a South Carolina corporation ("Springs"), and _____________________________ (the "Participant").

                  THE PARTIES AGREE AS FOLLOWS:

            1. Grant. Springs hereby grants to Participant, effective _______________ (the "Effective Date"), pursuant to the Springs Industries, Inc., 1991 Incentive Stock Plan, as amended effective November 1, 1996 (the "Plan"), a Performance Unit Award (the "Award") of <# of performance units> Performance Units (the "Target Amount") subject to the terms, restrictions and conditions set forth in this Agreement and in the Plan. The Plan is incorporated into and made a part of this Agreement and a copy is available upon request in writing to the Corporate Secretary of Springs. Unless otherwise defined in this Agreement, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Participant's receipt of this Award does not entitle Participant to an award for any other performance cycle. Awards for other performance cycles may only be granted by the Committee as set forth in a written award agreement.

            2. Vesting. Subject to the provisions of ss.6 with respect to forfeiture of awards in the event a Participant engages in competition with Springs or its subsidiaries (the "Noncompetition Provisions"):

                  (a) The Award shall be earned and vest only upon Participant's continuous and active employment with Springs (including employment with any Subsidiary) from the Effective Date through the end of the Performance Cycle (as defined in ss.5) unless any failure to remain continuously and actively employed is caused by (i) Retirement under the Springs of Achievement Partnership Plan (the "Partnership Plan"), (ii) Disability [as defined in the Long-Term Disability Plan of Springs], (iii) termination of employment for economic reasons [as defined in the Partnership Plan] or (iv) death;

                  (b) If Participant's employment is terminated during the Performance Cycle for reasons (i), (ii) or (iii) in ss.2(a) above, Participant shall be entitled to a proportionate share of the Award which would otherwise be distributable to Participant for the Performance Cycle based upon the period of time Participant was continuously and actively employed by Springs (including employment with any Subsidiary) during such Performance Cycle; and

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                  (c) In case of Participant's death during the Performance
Cycle, the Participant's beneficiary or estate, as provided in ss.6(f), shall be entitled to a proportionate share of the Award which would otherwise be distributable to Participant for the Performance Cycle based upon the period of time Participant was continuously and actively employed by Springs (including employment with any Subsidiary) during such Performance Cycle and such Award shall be distributed in the form of cash and Springs' Class A Common Stock (the "Common Stock") [or solely in the form of cash if required pursuant to the provision set forth in ss.6(b) below] as soon as practicable following completion of the Performance Cycle.

         3. Award Entitlement. A Participant shall be entitled to receive a settlement of the Performance Units vested pursuant to Section 2 only to the extent such Performance Units are earned. Subject to satisfaction of the Noncompetition Provisions, a Participant shall earn the Performance Units based upon the Percentile Ranking of Springs' Total Shareholder Return attained by Springs on the Common Stock for the Performance Cycle as set forth in Exhibit A to this Agreement. Percentile Ranking and Total Shareholder Return are defined in ss.4.

         4. (a) Total Shareholder Return. Total Shareholder Return ("TSR") for a company shall be determined by dividing (i) the sum of (A) the cumulative amount of dividends paid for the performance period assuming dividend reinvestment and
(B) the difference between the fair market value of the company's common stock on the first day of the period and the fair market value of the company's common stock on the last date of the period by (ii) the fair market value of the company's common stock on the first day of the period. Fair Market Value for the Common Stock shall be determined as provided in the Plan. Fair market value for other companies shall be determined pursuant to procedures approved by the Committee.

            (b) Percentile Ranking. Percentile Ranking shall equal the percentile of Springs' TSR for the Performance Cycle within the TSR for the corresponding period of the companies included in Standard & Poor's 500 stock index (the "S & P 500") on the last day of the period.

         5. Performance Cycle. The period over which Springs' TSR shall be measured shall begin on the first day of Springs' 1998 fiscal year and shall end on the last day of its 2000 fiscal year (the "Performance Cycle"). The period over which TSR for the S & P 500 is measured shall correspond as closely as reasonably practicable to the Performance Cycle.

         6. Distribution. The Performance Units actually earned by Participant for the Performance Cycle (as determined in accordance with Section 3) shall become vested and settled as follows:

            (a) Subject to ss.8 and subsections (b) and (c) of this ss.6 and except as otherwise provided above in ss.2(c), one-half of the Performance Units earned by Participant shall be credited as Deferred Stock, with each such Performance Unit credited as one share of Deferred Stock.



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            (b) Subject to ss.8 and subsection (c)(i) of this ss.6, the remaining one-half of the Performance Units earned (or all of the Performance Units earned, if the total value of all Performance Units earned by all Participants, based on the Fair Market Value of the Common Stock on the last day of the Performance Cycle, is less than $500,000) shall be paid in cash, with the amount of such cash payment equal to the number of such Performance Units multiplied by the greater of (i) the Fair Market Value of the Common Stock on the first day of the Performance Cycle or (ii) Fair Market Value of the Common Stock on the last day of the Performance Cycle. All cash amounts shall be paid as soon as practicable after the Determination Date as defined in Section 7.

            (c) (i) Notwithstanding any other provision of the Plan to the contrary, in the event a Participant engages in competition with Springs or any of its subsidiaries prior to the end of the Performance Cycle, then the entire Award shall be forfeited.

               (ii) Notwithstanding any other provision of the Plan to the contrary, the portion of an Award credited pursuant to ss.6(a) as Deferred Stock shall not become vested and earned until the second anniversary of the last day of the Performance Cycle. (The two-year period beginning on the last day of the Performance Cycle is referred to as the "Restricted Period.") If prior to the end of the Restricted Period the Participant engages in competition with Springs or any of its subsidiaries, then the Deferred Stock shall be forfeited; otherwise, all restrictions on the Deferred Stock shall lapse on the day following the last day of the Restricted Period, except that in the event of the Participant's death during the Restricted Period, all restrictions on the Deferred Stock shall immediately lapse. Upon lapse of restrictions on the Deferred Stock, the Participant shall receive a distribution of shares of Common Stock equal to the number of shares of Deferred Stock credited hereunder as soon as practicable; provided, however, if the Participant has elected to have the stock portion of the Award deferred as Deferred Stock under the Plan pursuant to ss.8, then the Deferred Stock shall be distributed as provided in ss.8(c).

            (d) The Committee shall have the sole discretion to determine whether a Participant is competing with Springs or its subsidiaries pursuant to rules and procedures that may be adopted by the Committee from time to time. Upon termination of employment of a Participant, the Participant may make written request to the Committee for a determination whether prospective employment by the Participant would be considered competition with Springs or its subsidiaries. The Committee shall make a determination and respond in writing to the Participant regarding the request as soon as practicable after receipt of the Participant's written request for a determination. The Committee's decision shall be final and binding.



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            (e) During the Restricted Period, cash payments shall be made to the
Participant with respect to the Deferred Stock in an amount equal to the dividends payable by Springs on an equivalent number of shares of Common Stock; provided, however, if the Participant has elected to defer the stock portion of an Award, then credits shall be made to the Participant's dividend account established pursuant to ss.8.

            (f) A Participant may file a written designation of beneficiary with Springs' chief human resources officer to receive an Award payable hereunder in case of the Participant's death. If no beneficiary is designated, any payment on behalf of a deceased Participant shall be made to the Participant's estate.

        7. Determination of Awards. The determination of Percentile Ranking of Springs TSR for the Performance Cycle shall be made by the Committee as soon as practicable following public announcement by Springs of the financial results of its operations for the fiscal year ending on the last day of the Performance Cycle. The date of such determination is the "Determination Date." The determination of the Committee shall be final and conclusive.

        8. (a) Deferral of Awards. Participant may elect to defer all or any portion of an Award in increments of 25%, 50%, 75% or 100% of either or both of the cash and stock portions of an Award. The cash portion of the Award earned by Participant may be deferred under the Springs Deferred Compensation Plan or any successor plan. The portion of the Award earned by Participant which is credited as Deferred Stock during the Restricted Period may be deferred, following completion of the Restricted Period, as Deferred Stock under the Plan. Any election to defer all or any portion of an Award must be made in writing and must be submitted to Springs's chief human resources officer no later than sixty
(60) days after the date of this Agreement.

           (b) Dividend Account. Springs will establish a dividend account in respect of the stock portion of Participant's Award that is deferred as Deferred Stock under this ss.8. The dividend account will be credited with dividend equivalents and interest in accordance with the following procedures:

               (i) As of the payment date for each dividend paid on the Common Stock with a record date occurring after the date of crediting Deferred Stock under this ss.8 and prior to the final distribution from the Participant's dividend account, there shall be credited to Participant's dividend account an amount determined by multiplying the amount of the cash dividend per share of Common Stock declared for such dividend record date by the number of shares of Deferred Stock credited to Participant and which have not been distributed to Participant as of the record date. Amounts equivalent to dividends which are credited to Participant's dividend account hereunder shall be distributed as provided in paragraph (c) below.



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            (ii) At the end of each calendar quarter subsequent to the quarter in which the first credit is made to Participant's dividend account pursuant to subparagraph (i) above, there shall further be credited to the dividend account an additional amount determined by multiplying the credit balance in the dividend account as of the beginning of such quarter [reduced by distributions, if any, from such account during such quarter] by the prime rate of interest per annum, as defined below, in effect on the 15th day of the last month of such quarter. The prime rate of interest to be credited as aforesaid shall be the prime rate announced by Wachovia Bank of North Carolina, N.A., or any successor or in the absence of such public announcement, the prime rate quoted in The Wall Street Journal's money rates column.

        (c) Distributions of Deferred Awards. Distribution of the cash portion of an Award which is deferred shall be paid in accordance with the provision of the Springs Deferred Compensation Plan. Distributions of Deferred Stock which are deferred pursuant to this ss.8 and amounts credited to the Participant's related dividend account shall be made upon termination of Participant's full-time, active employment with Springs and its subsidiaries in three annual installments, commencing in the month next following the first anniversary of Participant's termination of employment with Springs and its subsidiaries. The three installments distributions shall be as follows:

            (i) the first installment shall be one-third of the amount of Deferred Stock and one-third of the amount in the Participant's dividend account and shall be distributed on the first anniversary of the Participant's termination of employment;

            (ii) the second installment shall be one-third of the Deferred Stock and one-half of the amount in the Participant's dividend account and shall be distributed on the first anniversary date of the first distribution; and

            (iii) the third installment shall be one-third of the Deferred Stock and the amount remaining in the Participant's dividend account and shall be distributed on the second anniversary date of the first distribution;

provided, however, if Participant's termination of employment shall occur because of Participant's death, then distribution of Participant's Deferred Stock and dividend account shall be made in one distribution on the January 31st following the date of Participant's death or as soon as practicable thereafter.

         9. Withholding. Whenever Participant is entitled to a distribution of Common Stock, Springs may require Participant to remit to Springs an amount sufficient to satisfy any federal, state and local withholding tax requirements. Cash distributions shall be net of an amount sufficient to satisfy any federal, state and local withholding tax



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requirements. Participant may elect with respect to a distribution of Common
Stock to surrender or authorize Springs to withhold shares of Common Stock (valued at Fair Market Value on the date of surrender or withholding of the Common Stock) in satisfaction of such withholding requirements in accordance with the terms and conditions of the Plan.

        10. Subject to Plan. This Agreement, Participant's Award hereunder, and Participant's rights to receive distributions of Common Stock, Deferred Stock, and cash are subject to the terms and conditions of the Plan.

        11. Transferability. This Award is not transferable or assignable by Participant except by will or pursuant to the laws of descent and distribution and may not be pledged or otherwise encumbered. Rights in connection with this Award may be exercised during Participant's lifetime only by Participant or by Participant's legal representative or guardian.

        12. Rights as a Shareholder. Participant shall have no rights as a shareholder with respect to any shares of Common Stock distributable in connection with an earned Award until the date of issuance of a certificate to Participant for such shares.

        13. Restrictions on Issuance of Shares. Springs shall not be obligated to issue any Common Stock pursuant to this Agreement if such issuance would result in the violation of any laws, including the Securities Act of 1933 (the "Act") or any applicable state securities laws (the "State Acts"). As provided in the Plan, in the event that the offering of shares with respect to the Award is not registered under the Act or the State Acts, but exemption is available which requires an investment representation or other representation, Participant shall, as a condition to receipt of Common Stock, be required to execute such documents as may be necessary in the opinion of counsel for Springs to comply with the Act and the State Acts. The stock certificate evidencing such unregistered shares acquired upon receipt of the Award shall bear a restrictive legend in substantially the following form and such other restrictive legends as are required or advisable under the provision of any applicable laws:

       This stock certificate and the shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities laws and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and applicable state securities laws with respect to such shares at such time or (ii) an opinion of counsel satisfactory to the Company and its counsel, to the effect that such transfer at such time will not violate the Act or any applicable state securities law.




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        14. No Employment Rights. This Agreement shall not confer upon
Participant any right with respect to continued employment by Springs or any Subsidiary or affect the right of Springs or any Subsidiary to terminate such employment at any time.

        15. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina.

        16. Notices. All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or when received if mailed to the party to whom notice is to be given, by certified mail, return receipt required, postage prepaid, to the following address, or any other address specified by notice duly given:

            To Participant at:

            --------------------------

            --------------------------

            To Springs at:

            Springs Industries, Inc.
            205 North White Street
            Fort Mill, South Carolina  29715
            Attention:  Corporate Secretary

            Executed and delivered this _____ day of ________, 19__.


                                            SPRINGS INDUSTRIES, INC.


                                    By:
                                          -----------------------------------

                                    Title:
                                          -----------------------------------


                                          PARTICIPANT:



                                          ----------------------------------
                                          (Name)